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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                 CURENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest reported) February 14, 2001

                              Village EDOCS, INC.
            (Exact name of registrant as specified in its chapter)

         California                 CUSIP NO.  927118  10  9                    33-0668917
   -------------------------        -------------------------          -------------------------
 (State or other jurisdiction              (Commission                       (IRS Employer
       of incorporation                    File Number)                   Identification No.)


                     14471 Chambers Rd.
                 Ste. 105, Tustin, California                                    92780
                   -------------------------                           -------------------------
           (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code (714) 734-1030
          ----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 4.  Changes in Registrant's Certified Accountants.

     (a) On February 14, 2001 the Board of Directors of Village Edocs (the "Company") dismissed Arthur Andersen LLP and unanimously approved the selection of Corbin & Wertz LLP, to replace them, as the Company's independent public accountants. Arthur Andersen LLP had issued accountants' reports on the Company's financial statements as of and for the year ended December 31, 1999. Those reports contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the opinion was qualified as to the ability of the Company to continue as a going concern. There had been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures and there have been no "reportable events" (as defined in Paragraph (a)(v) of Item 304 of Regulation S-K as promulgated by the Securities and Exchange Commission), at any time during the year ended December 31, 1999 or during any subsequent interim period preceding Arthur Andersen's replacement. Corbin & Wertz LLP had issued accountants' reports on the Company's financial statements as of and for the year ended December 31, 1998. Those reports contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the opinion was qualified as to the ability of the Company to continue as a going concern.

     (b) At no time during the year ended December 31, 1999 or during the subsequent interim periods preceding Corbin and Wertz LLP's engagement as the Company's independent public accountants did the Company consult with Corbin and Wertz LLP regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the financial statements of the Company, or any disagreement or reportable event.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Village Edocs, Inc.

                                                 (Registrant)

     February 19, 2001                        /s/ Mason Conner
     -----------------                   -----------------------------
          Date                           Mason Conner, President & CEO